Exhibit 22

MOLSON COORS BEVERAGE COMPANY AND SUBSIDIARIES
LIST OF PARENT ISSUER AND GUARANTOR SUBSIDIARIES

The following companies of Molson Coors Beverage Company Obligor Group were, as of December 31, 2021, guarantors of the Company's senior notes:

Company	Jurisdiction of Incorporation or Organization	Parent Issuer / Guarantor
Molson Coors Beverage Company	Delaware	Parent Issuer
CBC Holdco LLC	Colorado	Guarantor Subsidiary
CBC Holdco 2 LLC	Colorado	Guarantor Subsidiary
CBC Holdco 3 INC	Colorado	Guarantor Subsidiary
Coors Brewing Company	Colorado	Guarantor Subsidiary
Coors International Holdco 2, ULC	Nova Scotia	Guarantor Subsidiary
Molson Coors Beverage Company USA LLC	Delaware	Guarantor Subsidiary
Molson Coors USA LLC	Delaware	Guarantor Subsidiary
Coors Distributing Company LLC	Delaware	Guarantor Subsidiary
Molson Canada 2005	Ontario	Guarantor Subsidiary
Molson Coors Callco ULC	Nova Scotia	Guarantor Subsidiary
Molson Coors Holdco, INC.	Delaware	Guarantor Subsidiary
Molson Coors International General, ULC	Nova Scotia	Guarantor Subsidiary
Molson Coors International LP	Delaware	Guarantor Subsidiary
Newco3, INC.	Colorado	Guarantor Subsidiary